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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ORIX Credit Alliance Receivables Trust 2000-A:

     As independent public accountants, we hereby consent to the use of our report dated February 1, 2000, on the balance sheet of ORIX Credit Alliance Receivables Trust 2000-A as of February 1, 2000, included in this registration statement and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
New York, New York
February 16, 2000